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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 21, 2000 and to all references to our Firm included in this registration statement. Our report dated March 1, 2000 included in Invitrogen's Form S-3/A dated July 28, 2000 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


/s/ Arthur Andersen LLP



August 11, 2000
San Diego, California